UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	May 12, 2009

Commission File Number 333-119566

DYNAMIC ALERT LIMITED
(Exact name of registrant as specified in its charter)

Nevada		98-0430746

State or other jurisdiction of		(I.R.S. Employer
incorporation or organization		Identification No.)

10004 103 Street Ste 3218, Fort Saskatchewan, Alberta, T8L 2E0

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (780) 668-7664

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2009, the Board of Directors of Dynamic Alert Limited (the “Company”) received the resignation of Megan Cox as a member of the Company’s Board of Directors (the “Board”) to be effective immediately.

On May 8, 2009, the Board of Directors of Dynamic Alert Limited (the “Company”) received the resignation of Bradley Hawkings as the Company’s Secretary/Treasurer, CFO and member of the Board of Directors. to be effective immediately.

On May 8, 2009, Ms. Marlene Morin, the Company’s President and CEO will also assume the positions as Secretary/ Treasurer and CFO of the Company. Ms. Morin has completed a Certified General Accounting Diploma (CGA) in 1994. She also earned a Business Adiministration Diploma from the University of Athabasca in 2004. From January 2001 through March 2007, Ms. Morin was a Consultant/Office Manager for the Missionary Oblates in St. Albert, Alberta. Since September 2005, to the present, she has been a Consultant/Accountant for the Alberta Volunteer organization, in Edmonton, Alberta. Also, since January 2006, to the present, she has been a Consultant/Executive Director for the Lac Ste Anne Pilgrimage, in Lac Ste Anne, Alberta.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 12, 2009

DYNAMIC ALERT LIMITED

By: /s/ Marlene Morin

Name: Marlene Morin
Title: Chief Executive Officer